Exhibit 5

PERKINS, SMITH & COHEN, LLP

Attorneys At Law

ONE BEACON STREET

BOSTON, MA 02108-3106

TEL 617-854-4000    FAX 617-854-4040

www.pscboston.com

    July 17, 2003

Pro-Pharmaceuticals, Inc.

189 Wells Avenue

Newton, Massachusetts 02458

Ladies and Gentlemen:

We have acted as special counsel for Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form SB-2 (the “Registration Statement”), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act (the “Prospectus”) relating to the offering of up to 2,843,304 shares of the Company’s common stock, par value $.001 per share, by certain stockholders of the Company (the “Stockholders’ Shares”).

As special counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinion set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that the Stockholders’ Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/    PERKINS, SMITH & COHEN, LLP

Perkins, Smith & Cohen, LLP

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